Exhibit 99.1

Guaranty Bank and Trust Announces Asset Purchase Agreement

with Private Capital Management Inc.

Experienced wealth management firm to join Guaranty Bank and Trust

DENVER — June 4, 2012 - Guaranty Bank and Trust Company, a Colorado-based community bank and wholly-owned subsidiary of Guaranty Bancorp (NASDAQ: GBNK), today announced that it has entered into an asset purchase agreement with privately held Private Capital Management, Inc. (PCM).  Founded by industry veteran, Thomas E. Meade, Private Capital Management is a Denver- based wealth management firm serving the financial planning and investment management needs of wealthy individuals and families across the United States for over a decade. This powerful combination of two Colorado-based companies will provide unparalleled financial services expertise to both individuals and businesses.

“The combination of Guaranty Bank and Trust’s extensive banking products, local commitment and Front Range branch network with Private Capital Management’s wealth management expertise and proprietary quantitative investment process will further enhance our existing wealth management practice as we continue to assist individuals and businesses looking for a Colorado-based partner to help them achieve their financial goals,” said Paul W. Taylor, Chief Executive Officer of Guaranty Bank and Trust.

Prior to starting Private Capital Management, Meade was the President of Fidelity Brokerage Services, Inc., a division of Fidelity Investments. He also served as President and COO of Kemper Securities Group Holdings and as Chairman, President and CEO of Denver-based Boettcher & Co.

“The decision to join Guaranty Bank and Trust came after thoughtful consideration of a partnership that would be in the best interest of our clients,” said Tom Meade, President of Private Capital Management. “During discussions with CEO, Paul Taylor, and President, Michael Hobbs, it became clear that Guaranty Bank and Trust shares the same vision for serving the needs of clients while remaining focused on long-term relationships.”

Private Capital Management will become a separate division of Guaranty Bank and Trust and will serve as its Wealth Management Group.  Meade will continue to serve as President of PCM and there will be no changes to the firm’s proprietary quantitative investment process, financial planning or investment advisory services.  Private Capital Management will remain in Cherry Creek and all of its employees will be retained.

The transaction is expected to close in the third quarter 2012 subject to regulatory approval. Financial terms of the deal were not disclosed.

For additional information about Guaranty Bank and Trust, please visit GuarantyBankCO.com. For additional information about Private Capital Management, please visit pcm-inc.com.

About Guaranty Bank and Trust Company

Guaranty Bank and Trust Company, a wholly-owned subsidiary of Guaranty Bancorp (Nasdaq: GBNK), is a Colorado-based community bank with $1.7 billion in assets and 30 branches along the Front Range.  The Bank provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The Bank also provides private banking and trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs.  More information about Guaranty Bank and Trust Company can be found at www.guarantybankonline.com.  Information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in the deferred tax asset valuation allowance; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media Contact:

Paul Taylor

Paul.Taylor@Gbnk.com

303.293.5563

Jody Soper

Jody.Soper@GuarantyBankCO.com

303.293.5545

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